UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

BIOLASE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27042 Towne Centre Dr., Suite 270 Foothill Ranch, CA	92610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2021, BIOLASE, Inc., a Delaware corporation (the “Company”), had scheduled an annual meeting of stockholders (the “Annual Meeting”).

At the time of the Annual Meeting, there were insufficient votes represented by proxy or virtually in person to constitute a quorum for the transaction of business at the Annual Meeting. Pursuant to the Company’s Amended and Restated Bylaws, if a quorum is not reached in person or as represented by proxy for any duly called meeting of stockholders, the stockholders entitled to vote and present in person or represented by proxy have the power to adjourn the meeting from time to time until holders of the requisite number of shares of stock entitled to vote at the meeting are present in person or represented by proxy. The Annual Meeting was adjourned to allow additional time to establish a quorum and for voting. The Annual Meeting will reconvene on June 11, 2021 at 11:00 a.m. Pacific Time at the Company’s corporate headquarters, located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, California 92610. During the period of adjournment, the Company will continue to accept stockholder votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2021	BIOLASE, INC.

	By:	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	President and Chief Executive Officer